Exhibit 10.2
AUSTRALIAN ADDENDUM
JUNIPER NETWORKS, INC.
2006 EQUITY INCENTIVE PLAN
1.	PURPOSE
This addendum (the “Australian Addendum”) to the Juniper Networks, Inc. 2006 Equity Incentive Plan, as amended (the “U.S. Plan”), is adopted to set out those rules which, together with those provisions of the U.S. Plan which are supplemented by this Australian Addendum, will:
(a)	govern the operation of the Plan (as defined below) with respect to Australian Offerees (as defined below), and

(b)	ensure compliance of the Plan with ASIC Class Order 03/184, relevant provisions of the Corporations Act 2001 (Cth) and ASIC Regulatory Guide 49.
2.	DEFINITIONS
Except as set out below, capitalized terms used herein shall have the meaning ascribed to them in the U.S. Plan. In the event of any conflict between these provisions and the U.S. Plan, these provisions shall prevail.
For the purposes of this Australian Addendum:
“ASIC” means the Australian Securities and Investments Commission;
“Associated Body Corporate” means, as determined in accordance with the Corporations Act 2001 (Cth), a body corporate:
(a)	that is a related body corporate of Juniper Networks, Inc. (the “Company”);

(b)	that has voting power in the Company of not less than 20%; or

(c)	in which the Company has voting power of not less than 20%;
“Australian Offerees” mean all Service Providers to whom an Offer (as defined below) is made in Australia under the U.S. Plan;
“Australian Subsidiary” means each Associated Body Corporate of the Company with Service Providers in Australia who have been offered participation in the Plan in the U.S. Plan;
“Corporations Act” means the Corporations Act 2001 (Cth);
“Offer” means an offer made in Australia to an Australian Offeree to acquire Options or Restricted Stock Units under the terms of the Plan (as defined below); and

“Plan” means the U.S. Plan and the Australian Addendum.
3.	FORM OF AWARDS
This Australian Addendum governs the offer of Options and Restricted Stock Units (collectively referred to as “Awards”) under the Plan.
4.	AUSTRALIAN OFFEREES
In Australia, an Offer may be extended only to Australian Offerees who at the time of the Offer are Service Providers of the Company or any Parent or a Subsidiary and who meet the eligibility criteria under the U.S. Plan.
5.	NO CONTRIBUTION OR TRUST
An Offer must not involve a contribution plan or any offer, issue or sale being made through a trust.
6.	AUSTRALIAN OFFER DOCUMENT
6.1	COPY OF PLAN
An Offer must be in writing (“Offer Document”) and must include or be accompanied by a copy of the rules of the Plan (or a summary thereof). If a summary of the Plan is provided with the Offer, the Offer Document must include an undertaking that, during the period (the “Offer Period”) in which Awards may be granted or Shares may be acquired under the Plan, the Company or the Australian Subsidiary will, within a reasonable time of an Australian Offeree so requesting, provide the Australian Offeree with a copy of the rules of the Plan, without charge.
The Company must take reasonable steps to ensure that any Australian Offeree to whom an Offer is made is given a copy of the Offer Document.
Further, the Offer Document must include a statement to the effect that any advice given by the person in connection with the Offer is general advice only, and that Australian Offerees should consider obtaining their own financial product advice from an independent person who is licensed by ASIC to give such advice.
6.2	AUSTRALIAN DOLLAR EQUIVALENT OF EXERCISE PRICE AT OFFER DATE
The Offer Document must specify the Australian dollar equivalent of the exercise price of the Options as of the date of the Offer. Australian Offerees are not required to pay anything to receive Restricted Stock Units or the underlying Shares at vesting.

6.3	UPDATED PRICING INFORMATION
The Offer Document must include an undertaking that, and an explanation of the way in which, the Company or its Australian Subsidiary will, within a reasonable period of an Australian Offeree so requesting, make available to the Australian Offeree:
(a)	the Australian dollar equivalent of the current market price of Shares in the same class as the Shares offered, and

(b)	the Australian dollar equivalent of the exercise price of the Options as of the date of the Australian Offeree’s request.
For the purposes of this clause 6.5, the current market price of a Share shall be taken as the price published by the operator of the principal financial market on which the Shares are quoted as the closing price for the previous day on which the Shares were traded on that financial market. Please note that for Australian tax purposes, market value is defined differently than current market price, as described in the applicable Offer Document.
6.4	EXCHANGE RATE FOR AUSTRALIAN DOLLAR EQUIVALENT
For purposes of clauses 6.3 and 6.4, the Australian dollar equivalent of the exercise price of Options offered under the Plan and the current market price of a Share shall be calculated by reference to the US dollar/Australian dollar exchange rate published by an Australian bank no earlier than on the previous business day.
7.	LOAN OR FINANCIAL ASSISTANCE
Neither the Company, an Associated Body Corporate nor an Australian Subsidiary may offer an Australian Offeree any loan or other financial assistance for the purpose of, or in connection with, acquiring the Shares to which the Offer relates.
8.	RESTRICTION ON CAPITAL RAISING: 5% LIMIT
In the case of any Offer that will involve the issue of Shares or a right to purchase or receive Shares, the number of Shares that are the subject of the Offer under the Plan, or to be purchased pursuant to the Plan, when aggregated with:
(a)	the number of Shares in the same class which would be issued to Australian Offerees if each outstanding offer of Shares or rights to purchase or acquire Shares under the Plan or any other employee share scheme of the Company were to be accepted or exercised (as the case may be); and

(b)	the number of Shares in the same class issued during the previous five years under the Plan or any other employee share scheme extended only to employees or directors of the Company, any Associated Body Corporate and its Australian Subsidiaries,

but not including any offer made or Shares issued by way or as a result of:
(c)	an offer, to a person situated at the time of receipt of the offer outside Australia; or

(d)	an offer that was an excluded offer or invitation within the meaning of the Corporations Law as it stood prior to 13 March 2000; or

(e)	an offer that did not need disclosure to investors because of section 708 of the Corporations Act; or

(f)	an offer made under a disclosure document or a Product Disclosure Statement (within the meaning of the Corporations Act) because of section 1012D of the Corporations Act; or

(g)	an offer made under a disclosure document or a Product Disclosure Statement, must not exceed 5% of the total number of issued Shares in the same class as at the time of the Offer.
9.	LODGING OFFER DOCUMENTS WITH ASIC
A copy of the Offer Document (which need not contain details of the Offer particular to the Australian Offeree such as the identity of the Australian Offeree) and each accompanying document must be filed with ASIC not later than seven days after the first distribution of such documents to an Australian Offeree.
10.	COMPLIANCE WITH UNDERTAKINGS
The Company or an Australian Subsidiary must comply with any undertaking required to be made in the Offer Document, including the undertaking to provide updated pricing information on request (as set forth in clause 6.5 above).
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